                                                                   EXHIBIT 10.54

                         WHOLE LOAN CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
                                    Purchaser
                               600 Steamboat Road
                          Greenwich, Connecticut 06830

                       THE NEW YORK MORTGAGE COMPANY, LLC,
                                     Seller
                           1301 Avenue of the Americas
                                    7th Floor
                            New York, New York 10019

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                    Custodian
                                 2571 Busse Road
                               Suite 200- Dock 49
                        Elk Grove Village, Illinois 60007

                          Dated as of September 1, 2003

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
Section 1.        Definitions....................................................................................      1

Section 2.        Delivery of Documents by Seller................................................................      7

Section 3.        Custodian as Custodian for, and Bailee of, Purchaser, Assignee and Warehouse Lender............      7

Section 4.        Certification by Custodian; Delivery of Documents..............................................      8

Section 5.        Reserved.......................................................................................     11

Section 6.        Default........................................................................................     11

Section 7.        Access to Documents............................................................................     11

Section 8.        Custodians Fees and Expenses; Successor Custodian; Standard of Care............................     11

Section 9.        Assignment by Purchaser........................................................................     14

Section 10.       Insurance......................................................................................     15

Section 11.       Representations, Warranties and Covenants......................................................     15

Section 12.       No Adverse Interests...........................................................................     16

Section 13.       Amendments.....................................................................................     16

Section 14.       Execution in Counterparts......................................................................     16

Section 15.       Agreement for Exclusive Benefit of Parties; Assignment.........................................     16

Section 16.       Effect of Invalidity of Provisions.............................................................     17

Section 17.       Governing Law..................................................................................     17

Section 18.       Consent to Service.............................................................................     17

Section 19.       Notices........................................................................................     17

Section 20.       Submission to Jurisdiction.....................................................................     17

SECTION 21.       WAIVER OF JURY TRIAL...........................................................................     17

Section 22.       Certification..................................................................................     17

Section 23.       Construction...................................................................................     18

                                    EXHIBITS

Exhibit A-1     Cash Window Submission Package
Exhibit A-2     Freddie Mac Document List
Exhibit A-3     Fannie Mae Document List
Exhibit A-4     Fannie Mae Master Bailee Letter
Exhibit B-1     Conduit Submission Package
Exhibit B-2     Conduit Master Bailee Letter
Exhibit C       Loan Identification Data
Exhibit C-1     New Collateral Add Format
Exhibit D       Trust Receipt
Exhibit D-1     Notice of Intent to Issue a Trust Receipt

Exhibit E-1     Warehouse Lender's Release
Exhibit E-2     Warehouse Lender's Wire Instructions
Exhibit F-1     Seller's Release
Exhibit F-2     Seller's Wire Instructions
Exhibit G-1     Purchaser's Wire Instructions to Seller
Exhibit G-2     Purchaser's Wire Instructions to Custodian
Exhibit G-3     Purchaser's Delivery Instructions to Custodian
Exhibit H       Notice of Assignment
Exhibit I       Limited Power of Attorney
Exhibit J       Form of Delivery Instructions
Exhibit K       Purchaser's Instructions to Custodian to Destroy Specified Files
Exhibit L-1     Trade Assignment Exhibit L-2 Trade Assignment (Blanket)
Exhibit M       Notice by Assignee to Custodian of Purchaser's Default
Schedule A      List of Conduits

                              CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT ("Agreement"), dated as of the date set forth on the cover page hereof, is entered into by and among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 ("Purchaser"), LASALLE BANK NATIONAL ASSOCIATION, having an office at 2571 Busse Road, Suite 200 Dock 49, Elk Grove Village, Illinois 60007, as custodian ("Custodian"), and THE NEW YORK MORTGAGE COMPANY, LLC having an office at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019, as seller ("Seller").

                              PRELIMINARY STATEMENT

                  Purchaser has agreed to purchase from Seller, from time to time, at its sole election, certain mortgage loans pursuant to the terms and conditions of one or more Purchase Agreements between Purchaser and Seller relating to Cash Window Transactions or Conduit Transactions. Seller is obligated to interim service the Mortgage Loans pursuant to the terms and conditions of the Purchase Agreements. Purchaser desires to have Custodian take possession of the Mortgage Notes evidencing the Mortgage Loans, along with certain other documents specified herein, as the custodian for and bailee of Purchaser or Assignee in accordance with the terms and conditions hereof.

                  The parties hereto agree as follows:

                  Section 1. Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Agency": Freddie Mac, Fannie Mae or GNMA, as applicable.

                  "Applicable Agency Documents": The documents listed on Exhibit A-2, Exhibit A-3 or those documents listed on Exhibit B-1 as shall apply to GNMA, as applicable.

                  "Applicable Guide": With respect to each Takeout Investor the applicable guide published by such Takeout Investor setting forth the requirements Mortgage Loans must satisfy in order to be eligible for purchase by such Takeout Investor as amended or supplemented from time to time.

                  "Assignee": The Party identified in writing to Custodian from time to time who acts as agent for certain beneficiaries pursuant to certain Repurchase Transaction Tri Party Custody Agreements with Purchaser.

                  "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of a Mortgage Loan.

                  "Bailee Letter": A Fannie Mae Bailee Letter or a Conduit Bailee Letter, as applicable.

                  "Business Day": Any day other than (a) a Saturday, Sunday or other day on which banks located in The City of New York, New York are authorized or obligated by law or executive order to be closed or (b) any day on which Purchaser or Custodian is authorized or obligated by law or executive order to be closed.

                  "Cash Window Submission Package": The documents listed on Exhibit A-1, which shall be delivered by Seller to Custodian in connection with each Cash Window Transaction.

                  "Cash Window Transaction": A transaction initiated by Seller's delivery of a Request for Certification which identifies Fannie Mae or Freddie Mac as the Takeout Investor.

                  "Commitment": A commitment executed by Takeout Investor and Seller evidencing Takeout Investor's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to an investor in a forward trade by the applicable Expiration Date.

                  "Conduit": Any of the entities listed on Schedule A, as amended or supplemented from time to time.

                  "Conduit Bailee Letter": The master bailee letter, in the form of Exhibit B-2.

                  "Conduit Submission Package": The documents listed on Exhibit B-1, which shall be delivered by Seller to Custodian in connection with each Conduit Transaction.

                  "Conduit Transaction": A transaction initiated by Seller's delivery of a Request for Certification which identifies a Conduit as the Takeout Investor.

                  "Confirmation": A written confirmation as required by the Purchase Agreement of Purchaser's intent to purchase a pool of Mortgage Loans.

                  "Custodian": The party identified on the cover page hereto and its permitted successors hereunder.

                  "Delivery Instructions": With respect to a Mortgage Loan, instructions prepared by Seller, in the form of Exhibit J indicating the address for the delivery by Custodian of the applicable portion of the related Submission Package.

                  "Discount": With respect to a Mortgage Loan sold by Seller to Purchaser, the amount set forth on the related Confirmation as the Discount.

                  "Eastern Time": Either Eastern Standard Time or Day Light Savings Time as then in effect in New York City.

                  "Electronic Agent": Shall have the meaning assigned to such term in Section 2 of the Electronic Tracking Agreement.

                  "Electronic Tracking Agreement": The Electronic Tracking Agreement, dated as of the date hereof, among the Purchaser, the Seller, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

                  "Expiration Date": With respect to any Commitment, the expiration date thereof.

                  "Fannie Mae":  Fannie Mae and any successor thereto.

                  "Fannie Mae Bailee Letter": The master bailee letter, in the form of Exhibit A-4, for use by Custodian in connection with the delivery to Fannie Mae of a Cash Window Submission Package excluding (i) the Assignment of Mortgage, in blank, (ii) the Warehouse Lender's Release or Seller's Release, as applicable, (iii) all modification agreements relating to a Mortgage, (iv) the Delivery Instructions, and (v) a copy of the Commitment.

                  "Fannie Mae Commitment": A commitment executed by Fannie Mae and Seller, evidencing Fannie Mae's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to Fannie Mae by the applicable Expiration Date under the Applicable Guide.

                  "Freddie Mac":  Freddie Mac and any successor thereto.

                  "Freddie Mac Commitment": A commitment executed by Freddie Mac and Seller evidencing Freddie Mac's agreement to purchase one or more Mortgage Loans from Seller and Seller's agreement to sell one or more Mortgage Loans to Freddie Mac by the applicable Expiration Date under the Applicable Guide.

                  "Funding Confirmation": With respect to all Mortgage Loans purchased by Purchaser from Seller via a single wire funds transaction on a particular Business Day, the trade confirmation from Purchaser to Seller confirming the terms of Purchaser's purchase of such Mortgage Loans.

                  "GNMA": The Government National Mortgage Association and any successor thereto.

                  "HUD": United States Department of Housing and Urban Development and any successor thereto.

                  "Limited Power of Attorney": A limited power of attorney, in the form of Exhibit I, executed by Seller and delivered to Custodian, authorizing Custodian to prepare Mortgage Note endorsements in the form indicated thereon.

                  "Loan Identification Data": The applicable information regarding a Mortgage Loan set forth on Exhibit C attached hereto.

                  "Losses": Any and all losses, claims, damages, liabilities or expenses (including lost interest and reasonable attorney's fees) incurred by any Person specified.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS Mortgage Loan": Any Mortgage Loan as to which the related Mortgage or assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related Loan Identification Data."

                  "MERS Report": The schedule listing MERS Mortgage Loans and other information prepared by the Electronic Agent with respect to such Mortgage Loan.

                  "MERS System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The mortgage identification number of Mortgage Loans registered with MERS on the MERS System

                  "Mortgage": A mortgage, deed of trust or other security instrument creating a lien on an estate in fee simple in real property securing a Mortgage Note.

                  "Mortgage Loan": A mortgage loan that is subject to this Agreement.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  "Mortgaged Property": The property subject to the lien of the Mortgage securing a Mortgage Note.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Notice of Bailment": A notice, in the form of Schedule A to Exhibit A-4 or Schedule A to Exhibit B-2, as applicable, delivered by Custodian to Takeout Investor in connection with each delivery to Takeout Investor of the applicable portion of each Submission Package.

                  "Payee Number": The code used by Fannie Mae to indicate the wire transfer instructions that will be used by Fannie Mae to purchase a Mortgage Loan.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Primary Mortgage Insurer": Any one of GE Capital Mortgage Insurance Co., Republic Mortgage Insurance Co., Mortgage Guaranty Insurance Corp., United Guaranty Corporation or PMI Mortgage Insurance Company or any other entity approved as a primary mortgage insurer by Fannie Mae.

                  "Purchase Agreement": Each Purchase and Sale Agreement, dated as of the date set forth on the cover page thereof, between Seller and Purchaser, as each is amended from time to time providing the terms of Cash Window Transactions or Conduit Transactions.

                  "Purchase Date": With respect to a Mortgage Loan, the date on which Purchaser purchases such Mortgage Loan from Seller.

                  "Purchaser": Greenwich Capital Financial Products, Inc. and its successors.

                  "Purchaser's Payment": The amount set forth on the Request for Certification in the "RELEASE PAYMENT" column.

                  "Purchase Price": With respect to each Mortgage Loan purchased by Purchaser, an amount equal to the Trade Principal less an amount equal to the product of the Trade Principal and the Discount (i.e., TP minus (TP times D)).

                  "Purchaser's Wire Instructions to Seller": The wire instructions, set forth on Exhibit G-1, specifying the account which shall be used for the payment of all amounts due and payable by Seller to Purchase hereunder.

                  "Purchaser's Wire Instructions to Seller": The wire instructions, set forth on Exhibit G-1, specifying the account which shall be used for the payment of all amounts due and payable by Seller to Purchaser hereunder.

                  "Release Payment": The funds referred to in a Warehouse Lender's Release or Seller's Release, as applicable.

                  "Request for Certification": A report detailing Loan Identification Data supplied by Seller to Custodian and Purchaser, transmitted either via facsimile or electronically in the form of Exhibit C, regarding all Mortgage Loans being offered for sale by Seller to Purchaser on the Purchase Date.

                  "Seller": The Seller whose name is set forth on the cover page hereof, and its permitted successors hereunder.

                  "Seller's Release": A letter, in the form of Exhibit F-1, delivered by Seller when no Warehouse Lender has an interest in a Mortgage Loan, conditionally releasing all of Seller's right, title and interest in a Mortgage Loan upon receipt of payment by Seller.

                  "Seller's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit F-2, to be used for the payment of funds to Seller when no Warehouse Lender has an interest in the Mortgage Loans to which such payment relates.

                  "Submission Package": With respect to each Mortgage Loan, a Cash Window Submission Package or a Conduit Submission Package, as applicable.

                  "Successor Servicer": An entity designated by Purchaser, in conformity with the Purchase Agreement, to replace Seller as servicer for Purchaser, and, with respect to Cash Window Transactions, a seller/servicer of the Mortgage Loans for the Agency.

                  "Takeout Investor":  An Agency or a Conduit as applicable.

                  "Trade Assignment": The assignment by Seller to Purchaser of Seller's rights under a specific Commitment, in the form of Exhibit L-1, or of Seller's rights under all Commitments, in the form of Exhibit L-2.

                  "Trade Price":  The trade price set forth on a Commitment.

                  "Trade Principal": With respect to any Mortgage Loan, the outstanding principal balance of the Mortgage Loan multiplied by a percentage equal to the Trade Price.

                  "Trust Receipt": A receipt of Custodian, substantially in the form of Exhibit D hereto, indicating that with respect to the Mortgage Loans listed on the attached schedule, the Custodian has performed the procedures set forth in Sections 4(a) and 4(b) hereof, that it has received the entire Cash Window Submission Package or the Conduit Submission Package, as applicable, and that it is holding such documents as bailee and custodian of Purchaser.

                  "Underwriter": Any party, including but not limited to a mortgage loan pool insurer, who underwrites a Mortgage Loan prior to its purchase by Purchaser.

                  "Underwriter's Form": A Fannie Mae/Freddie Mac Form 1008/1077, HUD92900WS, HUD92900.4, VA Form 26-6393, VA Form 26-1866, a mortgage loan pool insurance certificate, or an underwriting approval form from a Primary Mortgage Insurer, as applicable, completed by an Underwriter with respect to a Mortgage Loan, indicating that such Mortgage Loan complies with its underwriting requirements.

                  "Warehouse Lender": Any lender providing financing to Seller for the purpose of originating Mortgage Loans, which lender prior to the Purchase Date has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

                  "Warehouse Lender's Release": A letter, in the form of Exhibit E-1, from a Warehouse Lender to Purchaser, conditionally releasing all of Warehouse Lender's right, title and interest in certain Mortgage Loans identified therein upon payment to Warehouse Lender.

                  "Warehouse Lender's Wire Instructions": The wire instructions, set forth in a letter in the form of Exhibit E-2, from a Warehouse Lender to Purchaser, setting forth wire instructions for all amounts due and payable to such Warehouse Lender.

                  Section 2. Delivery of Documents by Seller.

                  (a) Seller may, before the first purchase of a Mortgage Loan by Purchaser under a Purchase Agreement, deliver to Custodian a Limited Power of Attorney; provided, however, that Custodian shall have no responsibility or obligation to act under such Limited Power of Attorney.

                  (b)      If Seller desires to engage in Cash Window
Transactions:

                           (1) relating to a Freddie Mac Commitment, Seller shall deliver to Purchaser a copy of (i) Freddie Mac Form 1035 (Custodial Agreement), if applicable, duly executed by the related custodian and Freddie Mac, and (ii) Freddie Mac Form 3 (Summary Agreement) or such other equivalent agreement as is acceptable to Purchaser, duly executed by Seller and Freddie Mac; or

                           (2) relating to a Fannie Mae Commitment, Seller shall deliver to Purchaser a copy of (i) Fannie Mae Form 2003 (Custodial Agreement) if applicable, duly executed by the related custodian and Fannie Mae, (ii) Fannie Mae Mortgage Selling and Servicing Contract, and Fannie Mae Form 482 (Designation of Payee - Wire Transfer Information).

                  Section 3. Custodian as Custodian for, and Bailee of, Purchaser, Assignee and Warehouse Lender. (a) With respect to each Mortgage Note, each Assignment of Mortgage and all other documents constituting each Submission Package that are delivered to Custodian or that at any time come into Custodian's possession, Custodian, subject to the provisions of paragraphs (b) and (c) of this Section 3, shall act solely and exclusively in the capacity of custodian for, and bailee of, Purchaser. Custodian shall, subject to the provisions of paragraphs (b) and (c) of this Section 3 and except as otherwise required by Section 4: (i) hold all documents constituting a Submission Package received by it for the exclusive use and benefit of Purchaser; (ii) make disposition thereof only in accordance with this Agreement and the directions of Purchaser; and (iii) have no discretion or authority to act in a manner which is in any respect contrary to its role as custodian with respect to its obligations to the Purchaser. Custodian shall segregate and maintain continuous custody of all documents constituting a Submission Package received by it in secure and fire resistant facilities in accordance with customary standards for such custody and shall mark its books and records to indicate that Purchaser is the owner of the Mortgage Loans and that the Submission Package is being held for Purchaser.

                  (b) With respect to each Mortgage Loan purchased by Purchaser from Seller, Purchaser shall have the right to assign to Assignee such Mortgage Loan as described in Section 9. If Purchaser has notified Custodian in writing of such assignment, then, upon notice in the form of Exhibit H hereto by Assignee to Custodian of Purchaser's default, Assignee may (i) require Custodian to act with respect to the related Submission Packages solely in the capacity of custodian for, and bailee of, Assignee, but nevertheless subject to and only in accordance with the terms of this Agreement, (ii) require Custodian to hold such Submission Packages for the exclusive use and benefit of Assignee, and (iii) assume the rights of Purchaser under this Agreement to furnish instructions to Custodian as to the disposition of such Submission Packages and such rights shall be exercisable solely by Assignee. Custodian shall give Assignee written acknowledgment of the receipt of such notice by signing such notice and returning a copy thereof to Assignee. In the event that, prior to receipt of such notice from Assignee, Custodian delivered any Submission Package specified in such notice to Purchaser, Takeout Investor or Purchaser's designee, Custodian shall so notify Assignee, and Custodian shall not be deemed to hold such Submission Package for Assignee unless and until such Submission Package is redelivered to Custodian. The failure of Custodian to give the written acknowledgment referred to above shall not affect the validity of such assignment, pledge or grant of a security interest from the Purchaser to its Assignee. The effects of Assignee's notice to Custodian set forth above shall continue until Custodian is otherwise notified in writing by Assignee. The terms of this Agreement shall not apply to any Submission Package delivered by Custodian to Assignee.

                  (c) Seller and Purchaser acknowledge that Warehouse Lender, if any, identified from time to time in each Warehouse Lender's Release to be received by Purchaser and Custodian pursuant to Section 4(b)(i), is a warehouse lender for the Seller. Seller and Purchaser acknowledge that, in accordance with the terms of each Warehouse Lender's Release to be received by the Custodian pursuant to Section 4(b)(i), pursuant to which each such Warehouse Lender conditionally releases its security interest in the Mortgage Loan referred to in the related Warehouse Lender's Release, such release shall not be effective until the Release Payment is remitted to the Warehouse Lender in accordance with the Warehouse Lender's Wire Instructions. Until remittance of a Release Payment to Warehouse Lender, the interest of the related Warehouse Lender in a Mortgage Loan shall continue and remain in full force and effect. Seller agrees that to the extent the Release Payment is greater than the Purchase Price, the Seller shall transfer on the Purchase Date the difference between the Release Payment and the Purchase Price to the Warehouse Lender in accordance with the Warehouse Lender's Wire Instructions.

                  (d) If any additional documents relating to the Submission Package come into the Custodian's possession, the provisions of paragraphs (a), (b) and (c) of this Section 3 shall apply to such additional documents in the same manner as such provisions apply to the related Submission Package.

                  Section 4. Certification by Custodian; Delivery of Documents.

                  (a) With respect to each Mortgage Loan being offered by Seller for sale to Purchaser pursuant to (i) a Cash Window Transaction or (ii) a Conduit Transaction, Seller shall insure that Custodian and Purchaser have each received a Request for Certification no later than 6:00 p.m. Eastern Time on the Business Day immediately preceding the related Purchase Date. At such time Seller shall provide Custodian with New Collateral Add Format (Exhibit C-1). Further, Seller shall insure that Custodian shall be in possession of a Submission Package for each Mortgage Loan identified on a Request for Certification no later than 11:00 a.m. Eastern Time on the related Purchase Date if Custodian will be reviewing less than 100 Submission Packages for said Purchase Date. If Custodian will be required to review more than 100 Submission Packages, Seller shall insure that Custodian is in possession of such Submission Packages at least one Business Day for each 100 packages to be reviewed prior to the related Purchase Date. Upon receipt by Custodian of such Request for Certification and all of the related Submission Packages within the time periods described in the previous sentence, Custodian shall ascertain whether it is in possession of a Submission Package for each Mortgage Loan identified on a Request for Certification and shall certify in accordance with Section 22 herein, each Submission Package and, no later than 1:30 p.m. Eastern Time on the related Purchase Date, issue to Purchaser a Notice of Intent to Issue a Trust Receipt substantially similar to Exhibit D-1. If Custodian is not in possession of a Submission Package relating to a Mortgage Loan identified on a Request for Certification, Custodian shall notify Seller and shall not include such Mortgage Loan in any Notice of Intent to Issue Trust Receipt. Unless Purchaser notifies Custodian not later than 2:30 p.m. Eastern Time on the related Purchase Date of its intent not to purchase any of the Mortgage Loans. If number of loans dropped or cancelled from funding shall exceed 25 loans, Purchaser shall provide Custodian with a Loan Release Data Format (Exhibit C-1). Otherwise Purchaser shall notify Custodian in writing or e-mail if 25 or fewer loans are dropped or canceled from funding. Purchaser must pay the Purchaser Price in accordance with the Warehouse Lender's Wire Instructions, or if there is no Warehouse Lender, in accordance with the Seller's Wire Instructions no later than 6:00 p.m. Eastern Time on the related Purchase Date or the Trust Receipt shall be null and void and of no further force or effect.

                  (b) With respect to each Request for Certification, prior to the delivery of the Notice of Intent to Issue a Trust Receipt by Custodian:

                           (i) Custodian shall review each applicable set of documents comprising the Submission Package and shall ascertain whether (A) each document required by this Agreement to be in such Submission Package is in the Custodian's possession, (B) each document in the Custodian's possession conforms to the Loan Identification Data set forth in the Request for Certification, (C) each document appears regular on its face, (D) each document appears on its face to conform to the requirements of Exhibit A-1 or Exhibit B-1, as applicable and
         (E) each Mortgage Loan is listed on a schedule attached to a Warehouse Lender's Release or a Seller's Release, as the case may be.

                           (ii) If Custodian determines that the documents in the Submission Package and the Mortgage Loan to which they relate conform in all respects with Section 4(b)(i), Custodian shall include such Mortgage Loan in the Notice of Intent to Issue Trust Receipt and, assuming Purchaser does not notify Custodian that it will not purchase a particular

         Mortgage Loan, in the Trust Receipt issued that day to Purchaser; provided, however, that if Custodian determines that the documents in a Submission Package and the Mortgage Loan to which they relate conform in all respects with Section 4(b)(i) except that the endorsement of the Mortgage Note is missing, Custodian may, but shall not be obligated, to prepare and execute such endorsement pursuant to the Limited Power of Attorney. If documents in the Submission Package do not conform in all respects with Section 4(b)(i) or are missing and/or do not conform (except as specified in Section 4(b)(i)), Custodian shall not include such Mortgage Loan in any Notice of Intent to Issue Trust Receipt.

                  (c) As outlined in Section 4(a), Custodian shall deliver to Purchaser, no later than 3:00 p.m. Eastern Time on the related Purchase Date, by facsimile transmission followed by overnight courier a Trust Receipt for Cash Window Transactions and a Trust Receipt for Conduit Transactions, in each case having appended thereto a schedule of all Mortgage Loans for the related transaction with respect to which Custodian has completed the procedures set forth in Sections 4(a) and 4(b)(i) hereof and certify that it is holding each related Submission Package for the benefit of Purchaser in accordance with the terms hereof.

                  (d) All documents comprising a Submission Package relating to Mortgage Loans included in a Trust Receipt shall be delivered by Custodian to the Takeout Investor specified by Seller and in the form and specific order required by Seller, via overnight courier in accordance with the Delivery Instructions and, except with respect to Mortgage Loans for which Freddie Mac or GNMA is the Takeout Investor, under cover of a fully completed Notice of Bailment prepared by Custodian in accordance with the terms of the applicable Bailee Letter. If Seller fails to instruct Custodian regarding the order and specific form for a delivery to Takeout Investor of such applicable documents, the Custodian shall deliver such applicable documents in the original form and specific order received from Seller. Custodian shall not deliver any Submission Package to any potential Takeout Investor unless such Takeout Investor was identified by Seller to Purchaser on Loan Release Data format (Exhibit C-1). Seller shall provide Custodian with one (1) Business Day prior written notice in the event that the Seller adds a new Takeout Investor. Purchaser shall provide a written list of Takeout Investors (which may be updated from time to time in writing) that are not authorized to receive any Submission Packages (the "Unauthorized Takeout Investors") and Custodian shall not deliver the Submission Packages to any Unauthorized Takeout Investors. Custodian shall confirm prior to delivery of any documents to any Takeout Investor that such Takeout Investor has executed a Bailee Letter. In those cases where a copy of any intervening mortgage assignment, or an unrecorded original of any intervening mortgage assignment are delivered to the Custodian, Seller shall promptly cause the original of such instrument to be recorded. If Delivery Instructions direct Custodian to deliver any portion of a Submission Package to a location that is not the Takeout Investor's office specified on Schedule A, Custodian must receive Purchaser's written consent to deliver to such location prior to complying with such Delivery Instructions. Upon receipt of one written approval from Purchaser, such written approval shall, unless Custodian receives a notice from Purchaser to the contrary, be deemed to apply to all Delivery Instructions delivered in the future by Seller that list such location. Following delivery by Custodian of the Submission Package to Takeout Investor, all remaining documents, if any, not included in such Submission Package shall be held by Custodian until receipt by Custodian of written instructions from Purchaser to destroy such documents. Each month, Purchaser may, but shall not be obligated, to deliver to Custodian a notice in the form of Exhibit K, informing Custodian of all files that Purchaser has authorized Custodian to destroy.

                  (e) At any time following the delivery of a Trust Receipt, in the event Custodian becomes aware of any defect with respect to a related Submission Package or the related forms, including the return of documents to the Custodian from Takeout Investor due to a defect in such documents or if Takeout Investor fails to purchase any Mortgage Loan by the related Cure Date, the Custodian shall give prompt oral notice of such defect to the Purchaser, followed by a written specification thereof to Purchaser within one Business Day. No less than once per week Custodian shall provide Purchaser with a report that identifies the number of days that documents have been in the possession of any Takeout Investor.

                  (f) In accordance with the provisions of the Electronic Tracking Agreement, the Seller shall (1) cause each Mortgage Loan that is to be sold to the Purchaser on a Purchase Date the Mortgage which is recorded in the name of MERS to be designated a MERS Mortgage Loan on the related Loan Identification Data and (2) cause the Purchaser to be designated an Associated Member (as defined in the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.

                  Section 5. Reserved.

                  Section 6. Default. If Seller fails to fulfill any of its obligations under the Purchase Agreement or hereunder or in connection with the exercise by Purchaser of any remedy pursuant to Section 3 of the Purchase Agreement then, subject to the provisions of Section 3(b) hereof, Purchaser may, by notice to Custodian, (a) appoint Custodian as its delegate to complete the endorsements on behalf of Purchaser on the Mortgage Notes held by Custodian and to complete and record at Purchaser's expense the related blank Assignments of Mortgages relating to the affected Mortgage Loans in accordance with Purchaser's instructions and, when applicable, (b) require Custodian to deliver to Purchaser, Takeout Investor or Successor Servicer the Submission Packages (or any portion thereof specified by Purchaser) in Custodian's possession or under Custodian's control to which the failure relates.

                  Section 7. Access to Documents. Upon reasonable prior written notice to Custodian, Purchaser (and if the Mortgage Loans have been assigned, Assignee) and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and copy at their expense the Submission Packages, documents, records and other papers in possession of or under the control of Custodian relating to any or all of the Mortgage Loans in which Purchaser has an interest. Upon the request of Purchaser (or, if applicable, Assignee) and at the cost and expense of Purchaser (or, if applicable, Assignee), Custodian shall provide such Purchaser (or, if applicable, Assignee) with copies of the Mortgage Notes, Assignments of Mortgage and other documents in Custodian's possession relating to any of the Mortgage Loans in which Purchaser (or, if applicable, Assignee) has an interest. In addition, upon the request of Purchaser and in any event not less frequently than on a monthly basis, Custodian shall provide Purchaser with an electronic transmission containing a list of all the Mortgage Loans for which the Custodian holds documents pursuant to this Custodial Agreement and a list of the documents held by Custodian with respect to each such Mortgage Loan.

                  Section 8. Custodian's Fees and Expenses; Successor Custodian; Standard of Care.

(a) It is understood that Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between Custodian and Seller, the payment of which, together with Custodian's expenses in connection herewith and other than as expressly provided herein, shall be solely the obligation of Seller. Custodian has no lien on, and shall not attempt to place a lien on or assert an interest in, any of the Submission Package, Mortgage Loans or proceeds thereof to secure the payment of its fees and expenses. The obligations of the Seller under this Section 8 shall survive the termination of this Agreement and the resignation or removal of Custodian.

                  (b) Custodian or any successor Custodian may resign at any time by giving sixty (60) days' prior written notice to Seller and Purchaser, unless Custodian has not been paid its fees for services currently, in which case Custodian may resign by giving 45 days notice. Such resignation shall take effect upon the earlier of (i) the appointment of a successor Custodian by Purchaser and delivery of all the Submission Packages and any related documents in Custodian's possession to the successor Custodian, and (ii) the delivery of all the Submission Packages and any related documents in Custodian's possession to the Purchaser or its designee pursuant to (c) below after expiration of said sixty (60) days (or 45 days if applicable). Seller shall be responsible for reimbursing Custodian for its expenses associated with delivery of the Submission Packages and related documents to Purchaser.

                  (c) In the event of any such resignation, Custodian shall promptly transfer to the successor Custodian all Submission Packages and related documents in Custodian's possession and the successor Custodian shall hold such Submission Packages and related documents in accordance with this Agreement. If Purchaser directs the removal of Custodian, Purchaser shall be responsible for all expenses associated with the transfer of the Submission Packages and any related documents in Custodian's possession and for any fee of the successor Custodian in excess of the fees of the initial Custodian hereunder. In any case, Custodian shall not be responsible for payment of fees to any successor Custodian. The Purchaser shall have sixty (60) days (or 45 days if applicable) in which to appoint and designate an acceptable successor Custodian. If the Purchaser fails to appoint a successor Custodian within such 60-day period (or 45 days if applicable), then Custodian shall deliver possession and custody of the Submission Packages and any related Submission Packages in Custodian's possession to Purchaser at the address specified on the cover page hereof, or if a timely written designation is received by Custodian, to any designee of Purchaser.

                  (d) Custodian shall have responsibility only for the Submission Packages and their contents which have been actually delivered to it and which have not been released to Seller, Purchaser, the Agency or Assignee or their respective agent or designee in accordance with this Agreement. The standard of care to be exercised by Custodian in the performance of its duties under this Agreement shall be to exercise the same degree of care as Custodian exercises when it holds mortgage loan documents as security for its own loans or warehouse loans. Custodian is an agent, bailee and custodian only and is not intended to be, nor shall it be construed to be (except only as agent, bailee and custodian), a representative, trustee or fiduciary of or for either Seller, the Agency, Purchaser or Assignee. The Custodian shall not be bound in any way by any agreement or contract other than this Agreement and the exhibits and schedules hereto and any other agreement to which it is a party. The Custodian shall not be required to ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in this Agreement and the exhibits and schedules hereto. The Custodian disclaims any responsibility for the validity or accuracy of the recitals to this Agreement and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of the Custodian.

                           (i) Throughout the term of this Agreement, the Custodian shall have no responsibility for ascertaining the value, collectability, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of this Agreement (except as to Custodian's authority to enter into this Agreement and to perform its obligations hereunder).

                           (ii) Other than as otherwise expressly provided herein, the Custodian shall not be under any duty to examine or pass upon the genuineness, validity or legal sufficiency of any of the documents constituting part of any Submission Package, and shall be entitled to assume that all documents constituting part of such files are genuine and valid and that they are what they purport to be, and that any endorsements or assignments thereof are genuine and valid.

                           (iii) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                           (iv) The Custodian is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

                  (e) Custodian shall incur no liability to any Person for its acts or omissions hereunder, except as may result from its negligence or misconduct relating to (i) the issuance of a Trust Receipt by the Custodian which applies to a Mortgage Loan with respect to which the procedures set forth in Sections 4(a) and 4(b) hereof have not been completed by the Custodian in accordance with this Agreement, (ii) the Custodian's failure to deliver within two (2) Business Days to Takeout Investor the Submission Package in accordance with Purchaser's instructions, (iii) the loss, damage or destruction (except at Purchaser's direction) by Custodian of any document included in a Submission Package, or (iv) the Custodian's failure to deliver a Trust Receipt to Purchaser each Business Day which is a Purchase Date in accordance with Section 4(a) and
(c) hereof. In no event
shall Custodian be liable to any Person, directly or indirectly, for any (A) damages or expenses arising out of the services provided hereunder other than damages which result from its breach of this Agreement or (B) Losses, claims, damages, liabilities or expenses which would have been avoided had such Person taken reasonable action to mitigate such Losses, claims, damages, liabilities or expenses. Neither the Custodian nor any of its directors, officers or employees shall be liable hereunder to Seller or Purchaser or Assignee or any of its beneficiaries pursuant to certain Repurchase Transaction Tri-Party Custody Agreements for punitive damages or lost future profits.

                  (f) Custodian shall be entitled to rely upon any notice, document, correspondence, request or directive received by it in accordance with the terms of this Agreement from Seller, Takeout Investor, Purchaser or Assignee, as the case may be, that Custodian believes to be genuine and to have been signed or presented by the proper and duly authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth herein.

                  (g) Seller hereby indemnifies, defends and holds Custodian harmless from and against any claim, legal action, liability or loss that is initiated against or incurred by Custodian, including court costs and reasonable attorney's fees and disbursements, in connection with Custodian's performance of its duties under this Agreement, including those involving ordinary negligence, but excluding only those involving gross negligence or willful misconduct of Custodian. Notwithstanding anything to the contrary contained herein, this provision shall survive the termination of this Agreement. The Custodian shall have the power to employ such agents as it may reasonably deem necessary or appropriate in the performance of its duties and the exercise of its powers under this Agreement.

                  (h) Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder.

         Section 9. Assignment by Purchaser. The Purchaser shall have free and unrestricted use of the Mortgage Loans and may assign all of its right, title and interest in and to some or all of the Mortgage Loans purchased by Purchaser pursuant to the Purchase Agreement and all rights of Purchaser under the Purchase Agreement (and this Agreement) in respect of such Mortgage Loans represented thereby to any Assignee. The Seller hereby irrevocably consents to any such assignment. Upon receipt of written notice to the Custodian of any such assignment in the form attached hereto as Exhibit H, the Custodian shall mark its records to reflect the pledge or assignment of the Mortgage Loans by the Purchaser to the Assignee. The Custodian's records shall reflect the pledge or assignment of the Mortgage Loans by the Purchaser to the Assignee until such time as the Custodian receives written instructions from the Purchaser with consent from the Assignee that the Mortgage Loans are no longer pledged or assigned by the Purchaser to the Assignee, at which time the Custodian shall change its records to reflect the release of the pledge or assignment of the Mortgage Loans, and that the Custodian is holding the Mortgage Loans, as custodian for, and for the benefit of, the Purchaser.

                  If the Purchaser has notified the Custodian in writing of such assignment or pledge by delivery to the Custodian of a written notice in the form of Exhibit H hereto, then, upon delivery of notice in the form of Exhibit M by Assignee to the Custodian of the Purchaser's default, Assignee may, subject to any limitations in any agreement between Assignee and the Purchaser, (i) require Custodian to act with respect to the related Mortgage Loans solely in the capacity of custodian for, and bailee of, Assignee, but nevertheless subject to and only in accordance with the terms of this Custodial Agreement, (ii) require Custodian to hold such Mortgage Loans for the exclusive use and benefit of Assignee, and (iii) assume the rights of the Purchaser under this Agreement to furnish instructions to the Custodian as to the disposition of such Mortgage Loans and such rights shall be exercisable solely by Assignee. In addition, within three (3) Business Days of receipt of such notice to the Custodian in the form of Exhibit M and receipt by the Custodian of the Trust Receipt from the Assignee, the Custodian shall deliver, in accordance with the written instructions of the Assignee, a Trust Receipt issued in the name of the Assignee and to the place indicated in any such written direction from the Assignee. The Custodian shall assume that any assignment from the Purchaser to Assignee is subject to no limitations that are not expressly set forth in this Custodial Agreement. Until such time as the Custodian receives notice in the form of Exhibit M from the Assignee that there exists an event of default with respect to a pledge or assignment of its interest in the Mortgage Loans and Mortgage Files, the Custodian shall take directions solely from Purchaser.

                  Section 10. Insurance. Custodian shall, at its own expense, maintain at all times during the existence of this Agreement such (a) fidelity insurance, (b) theft of documents insurance, (c) forgery insurance and (d) errors and omissions insurance as Custodian deems appropriate, prudent and customary.

                  Section 11. Representations, Warranties and Covenants.

                  (a) By Custodian. Custodian hereby represents and warrants to, and covenants with, Seller and Purchaser that, as of the date hereof and at all times while Custodian is performing services under this
Agreement:

                           (i) Custodian is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and fully satisfies the requirements for acting as a GNMA custodian, a Fannie Mae custodian and a Freddie Mac custodian; and

                           (ii) Custodian has the full power and authority to hold each Mortgage Loan and to enter into and perform its duties and obligations as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

                  (b) By Seller. Seller hereby represents and warrants to, and covenants with, Custodian and Purchaser that, as of the date hereof and throughout the term of this Agreement:

                           (i) Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and

                           (ii) Seller has the full power and authority to hold each Mortgage Loan and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

                  (c) By Purchaser. Purchaser hereby represents and warrants to, and covenants with, Custodian and Seller that, as of the date hereof and throughout the term of this Agreement:

                           (i) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

                           (ii) Purchaser has the full power and authority to hold each Mortgage Loan and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable receivership, conservatorship or similar debtor relief laws and except that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or law.

                  Section 12. No Adverse Interests. By its acceptance of each Submission Package, Custodian covenants and warrants to Purchaser that: (a) as of the date of payment by Purchaser of the Purchase Price, Custodian, solely in its capacity as Custodian, (i) holds no adverse interests, by way of security or otherwise, in the related Mortgage Loan, and (ii) has no interest in or lien upon the Submission Packages which it holds as custodian for Purchaser; and (b) Custodian hereby waives and releases any such interest in such Mortgage Loan which it has or which it may thereafter acquire prior to the time of release of such Mortgage Loan from the terms of this Agreement.

                  Section 13. Amendments. This Agreement may be amended only by written agreement of Seller, Purchaser and Custodian except that, if this Agreement shall have been assigned by Purchaser with written notice of such assignment given to Seller and Custodian, no amendment shall be effective unless the amendment is also signed by Assignee. Purchaser shall give at least five (5) days' prior written notice to Assignee of any proposed amendment to this Agreement and shall furnish Assignee with a copy of each such amendment within five (5) days after it is executed and delivered. This Agreement, together with the Exhibits, Schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  Section 14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 15. Agreement for Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns hereunder and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever. This Agreement shall bind the parties hereto and their respective successors, but, except for the assignments provided in Sections 3(b) and 9, shall not be assigned or pledged by any party without the prior written consent of the other parties. Written notice from Assignee to Custodian (with a copy to Purchaser) that Purchaser has defaulted in any material respect under any funding or loan agreement relating to the financing of Purchaser's purchase of Mortgage Loans shall be conclusive for all purposes of this Agreement.

                  Section 16. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules.

                  Section 18. Consent to Service. Each party irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 19.

                  Section 19. Notices. Any notices, consents, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by facsimile or electronic transmission, or personally delivered at, or sent by overnight courier to the addresses of the parties hereto set forth on the cover page hereof or such other address as any party shall give in a notice to the other parties pursuant to this Section 19.

                  Section 20. Submission to Jurisdiction. With respect to any claim arising out of this Agreement each party (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, and
(b) irrevocably waives (i) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. Nothing herein will be deemed to preclude any party hereto from bringing an action or proceeding in respect of this Agreement in any jurisdiction other than as set forth in this Section 20.

                  SECTION 21. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 22. Certification. Custodian hereby acknowledges that each time it issues a Notice of Intent to Issue Trust Receipt and attaches a list of Mortgage Loans, it is making an express representation and warranty to Purchaser that it has reviewed each Submission Package listed on the Request for Certification as specified in Sections 4(a) and (b) with respect to the related Mortgage Loan.

                  Section 23. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections and Exhibits in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

                  IN WITNESS WHEREOF, Seller, Purchaser and Custodian have caused this Agreement to be duly executed as of the date and year first above written.

                                     THE NEW YORK MORTGAGE COMPANY,
                                     LLC (Seller)

                                     By: /s/ Steven B. Schnall
                                        ----------------------------------------
                                     Name:  Steven B. Schnall
                                     Title: President

                                     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                     (Purchaser)

                                     By: /s/ Michael Pillari
                                        ----------------------------------------
                                     Name:  Michael Pillari
                                     Title: Managing Director

                                     LASALLE BANK NATIONAL
                                     ASSOCIATION (Custodian)

                                     By:________________________________________
                                     Name:
                                     Title: